UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 9, 2006

PDL BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 9, 2006, Protein Design Labs, Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State. Pursuant to the Amendment, as of January 9, 2006, the name of the Company was changed to “PDL BioPharma, Inc.”

The Amendment was previously approved by the Company’s Board of Directors. In addition, a proposal for approval of the Amendment was disclosed in the Company’s proxy statement filed on May 4, 2005, and was approved by the Company’s stockholders at the Company’s 2005 Annual Meeting of Stockholders held on June 8, 2005.

The Amendment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The preceding discussion of the Amendment is qualified by reference to the Amendment attached as Exhibit 99.1 to this Current Report on Form 8-K. A press release announcing this name change is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Certificate of Amendment of Certificate of Incorporation of Protein Design Labs, Inc. effective as of January 9, 2006.
99.2	Press Release, dated January 9, 2006, announcing the Company’s name change to PDL BioPharma, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2006

PDL BIOPHARMA, INC.

By:	/s/ Mark McDade
Mark McDade
Chief Executive Officer

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